
<ARTICLE> 5
<LEGEND>
This schedule contains financial information extracted from the Corporation's unaudited interim financial statements as of and for the six months ended July
2, 2000, and the accompanying footnotes and is qualified in its entirety by the reference to such financial statements.
</LEGEND>
<CIK> 0000012355
<NAME> THE BLACK & DECKER CORPORATION
<MULTIPLIER> 1,000

<PERIOD-TYPE>                              6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               Jul-02-2000
<CASH>                                         127,800
<SECURITIES>                                         0
<RECEIVABLES>                                  788,800<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                    818,100
<CURRENT-ASSETS>                             1,922,700
<PP&E>                                         740,000<F2>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               3,996,400
<CURRENT-LIABILITIES>                        1,673,400
<BONDS>                                        806,900
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        41,700
<OTHER-SE>                                     690,000
<TOTAL-LIABILITY-AND-EQUITY>                 3,996,400
<SALES>                                      2,164,000
<TOTAL-REVENUES>                             2,164,000
<CGS>                                        1,374,300
<TOTAL-COSTS>                                1,909,800<F3>
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              71,100
<INCOME-PRETAX>                                206,000<F3>
<INCOME-TAX>                                    62,800<F4>
<INCOME-CONTINUING>                            143,200<F5>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   143,200<F5>
<EPS-BASIC>                                       1.68
<EPS-DILUTED>                                     1.66

<F1>Represents net trade receivables.
<F2>Represents net property, plant, and equipment.
<F3>Includes a pre-tax gain on the sale of a business in the amount of $20,100.
<F4>Includes tax expense of $7,000 resulting from a gain on the sale of a business.
<F5>Includes  an  after-tax  gain on the sale of a  business  in the  amount  of
    $13,100.


